Exhibit (a)(1)(iii)

                          Notice of Guaranteed Delivery
                          -----------------------------
                    (Not to Be Used For Signature Guarantee)

                        To Tender Shares of Common Stock
                                       of
                        FARMERS CAPITAL BANK CORPORATION
              Pursuant to its Offer to Purchase dated July 19, 2007

  The Tender Offer, the Proration Period and Withdrawal Rights expire at 12:01 a.m. (Eastern Daylight Savings Time), on Thursday, August 16, 2007, unless we extend our Tender Offer.

      As set forth in Section 4 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates for shares of common stock, par value $0.125 per share, of Farmers Capital Bank Corporation and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Time (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 4 of the Offer to Purchase.

                     The Depositary for the Tender Offer is:

                 [LOGO] American Stock Transfer & Trust Company

         If delivering by mail:                If delivering by hand or courier:
         ----------------------                ---------------------------------

       American Stock Transfer &                   American Stock Transfer &
    Trust Company Operations Center             Trust Company Operations Center
    Attn: Reorganization Department             Attn: Reorganization Department
             P.O. Box 2042                             6201 15th Avenue
     New York, New York 10272-2042                 Brooklyn, New York 11219

      Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does NOT constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) do not constitute valid delivery to the Depositary.

      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

                        _________________________________

Ladies and Gentlemen:

      The undersigned hereby tenders to Farmers Capital Bank Corporation ("Farmers Capital"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 19, 2007 (the "Offer to Purchase") and the related Letter of Transmittal (which together, as amended or supplemented, constitute the "Tender Offer"), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, par value $0.125 (the "Shares"), of Farmers Capital, pursuant to the guaranteed delivery procedure set forth in Section 4 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY: _______________ SHARES

Check Only One Box. If More Than One Box is Checked, or if No Box is Checked, There is No Valid Tender of Shares.

        Shares Tendered at Price Determined Pursuant to the Tender Offer
                (See Instruction 5 of the Letter of Transmittal)

|_| The undersigned wants to maximize the chance of having Farmers Capital purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price determined by Farmers Capital pursuant to the Offer (the "Purchase Price"). The undersigned should understand that this election may lower the Purchase Price and could result in the tendered Shares being purchased at the minimum price of $31.00 per share.

                                    -- OR --

               Shares Tendered at Price Determined by Shareholder
                (See Instruction 5 of the Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked below. A shareholder who desires to tender Shares at more than one price must complete a separate Notice of Guaranteed Delivery for each price at which the shareholder tenders Shares. You cannot tender the same Shares at more than one price unless you have previously validly withdrawn those Shares tendered at a different price in accordance with Section 5 of the Offer to Purchase.

      Price (In U.S. Dollars) Per Share at Which Shares Are Being Tendered

|_| $31.00        |_| $32.00       |_| $33.00        |_| $33.75       |_| $34.50
|_| $31.25        |_| $32.25       |_| $33.25        |_| $34.00       |_| $34.75
|_| $31.50        |_| $32.50       |_| $33.50        |_| $34.25       |_| $35.00
|_| $31.75        |_| $32.75

                                    Odd Lots
                (See Instruction 6 of the Letter of Transmittal)

      To be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares.

      On the date hereof, the undersigned either (check one box):

|_| is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of those Shares; or

|_|   is a broker, dealer, commercial bank, trust company or other nominee that
      (i) is tendering, for the beneficial owner(s) thereof, Shares with respect to which it is the record holder, and (ii) believes, based upon representations made to it by such beneficial owner(s), that each such person was the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.

In addition, the undersigned is tendering Shares (check one box):

|_| at the Purchase Price, which will be determined by Farmers Capital in accordance with the terms of the Offer (persons checking this box should check the box above under the heading "Shares Tendered at Price Determined Pursuant to the Tender Offer"); or

|_| at the price per share indicated above under the heading "Shares Tendered at Price Determined by Shareholder."

                _________________________________________________

                               Conditional Tender
                (See Instruction 16 of the Letter of Transmittal)

      A tendering shareholder may condition his or her tender of Shares upon Farmers Capital purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Farmers Capital pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder's responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless you check the box immediately below and specify, in the space provided, a minimum number of Shares that must be purchased, your tender will be deemed unconditional.

|_| The minimum number of Shares that must be purchased, if any are purchased, is: __________ Shares

      If, because of proration, the minimum number of Shares designated will not be purchased, Farmers Capital may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked the box below:

|_|   The tendered Shares represent all Shares held by the undersigned.

Certificate Nos. (if available): _______________________________________________


If Shares will be tendered by book-entry transfer:
Name of Tendering Institution: ________________________________________________


Account No. ___________________________________ at The Depository Trust Company.


                                    Sign Here


Signature of Shareholder(s): ____________________________________________

Dated: __________________, 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) on Share certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Share certificates and documents transmitted herewith. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please provide the following information and see Instruction 8 of the Letter of Transmittal.)


 Name: __________________________________________________________
                         (Please Type or Print)


Capacity: __________________________________________________________


Address: __________________________________________________________


         __________________________________________________________
                           (Include Zip Code)


Area Code and Telephone Number: _______________________________________


Taxpayer Identification or Social Security No.: ______________________________

                    The Guarantee on Page 5 Must Be Completed

                                    Guarantee
                    (Not to be used for signature guarantee)

      The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an "eligible institution" within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an Agent's Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) NASDAQ trading days of the date hereof.


______________________________________________
(Name of Firm)


______________________________________________
(Authorized Signature)


______________________________________________
(Name)


______________________________________________
(Address)


______________________________________________
(City, State, Zip code)


__________________________
(Area Code and Telephone No.)

Dated:  _____________, 2007

                  Do Not Send Stock Certificates With the Form.
      Your Stock Certificates Must Be Sent With the Letter of Transmittal.